Exhibit 10.4

ORCHID ISLAND CAPITAL, INC.

Stock Award Agreement

THIS STOCK AWARD AGREEMENT (the “Agreement”), dated as of the ____ day of _______, ____, governs the Stock Award granted by ORCHID ISLAND CAPITAL, INC., a Maryland corporation (the “Company”), to ____________________ (the “Participant”), in accordance with and subject to the provisions of the Orchid Island Capital, Inc. 2012 Equity Incentive Plan (the “Plan”).  A copy of the Plan has been made available to the Participant.  All terms used in this Agreement that are defined in the Plan have the same meaning given them in the Plan.

1.           Grant of Stock Award.  In accordance with the Plan, and effective as of _____  __, ____ (the “Date of Grant”), the Company granted to the Participant, subject to the terms and conditions of the Plan and this Agreement, a Stock Award of ______ shares of Common Stock (the “Stock Award”).

2.           Vesting.  The Participant’s interest in the shares of Common Stock covered by the Stock Award shall become vested and nonforfeitable to the extent provided in paragraphs (a), (b) and (c) below.

(a)           Continued Service.  The Participant’s interest in one-third of the shares of Common Stock covered by the Stock Award shall become vested and nonforfeitable on the first anniversary of the Date of Grant if the Participant continues to serve as a member of the Board from the Date of Grant until such date.  The Participant’s interest in an additional one-third of the shares of Common Stock covered by the Stock Award shall become vested and nonforfeitable on the second anniversary of the Date of Grant if the Participant continues to serve as a member of the Board from the Date of Grant until such date.  The Participant’s interest in the remaining shares of Common Stock covered by the Stock Award shall become vested and nonforfeitable on the third anniversary of the Date of Grant if the Participant continues to serve as a member of the Board from the Date of Grant until such date.

(b)           Change in Control.  The Participant’s interest in all of the shares of Common Stock covered by the Stock Award (if not sooner vested), shall become vested and nonforfeitable on a Control Change Date if the Participant continues to serve as a member of the Board from the Date of Grant until such date.

(c)           Death or Disability.  The Participant’s interest in all of the shares of Common Stock covered by the Stock Award (if not sooner vested), shall become vested and nonforfeitable on the date that the Participant’s service as a member of the Board ends if (i) such service ends on account of the Participant’s death or permanent and total disability (as defined in Section 22(e)(3) of the Code) and (ii) the Participant continues to serve as a member of the Board from the Date of Grant until the date such cessation of service as a member of the Board.

Except as provided in this Section 2, any shares of Common Stock covered by the Stock Award that are not vested and nonforfeitable on or before the date that the Participant’s service as a member of the Board ends shall be forfeited on the date that such service terminates.

3.           Transferability.  Shares of Common Stock covered by the Stock Award that have not become vested and nonforfeitable as provided in Section 2 cannot be transferred.  Shares of Common Stock covered by the Stock Award may be transferred, subject to the requirements of applicable securities laws, after they become vested and nonforfeitable as provided in Section 2.

4.           Stockholder Rights.  On and after the Date of Grant and prior to their forfeiture, the Participant shall have all of the rights of a stockholder of the Company with respect to the shares of Common Stock covered by the Stock Award, including the right to vote the shares and to receive, free of all restrictions, all dividends declared and paid on the shares.  Notwithstanding the preceding sentence, the Company shall retain custody of any certificates evidencing the shares of Common Stock covered by the Stock Award until the date that the shares of Common Stock become vested and nonforfeitable as provided in Section 2 and the Participant hereby appoints the Company’s Secretary as the Participant’s attorney in fact, with full power of substitution, with the power to transfer to the Company and cancel any shares of Common Stock covered by the Stock Award that are forfeited under Section 2.

5.           Fractional Share.  The Participant may become vested and have a nonforfeitable right under the Stock Award only to whole shares of Common Stock.  If the terms of the Stock Award would entitle the Participant to become vested or have a nonforfeitable right in a fractional share of Common Stock, such fractional share shall be disregarded or forfeited.

6.           No Right to Continued Service.  This Agreement and the grant of the Stock Award does not give the Participant any rights with respect to continued service as a member of the Board.

7.           Governing Law.  This Agreement shall be governed by the laws of the State of Maryland except to the extent that Maryland law would require the application of the laws of another state.

8.           Conflicts.  In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and this Agreement, the provisions of the Plan shall govern.  All references herein to the Plan shall mean the Plan as in effect on the Date of Grant.

9.           Participant Bound by Plan.  The Participant hereby acknowledges that a copy of the Plan has been made available to the Participant and the Participant agrees to be bound by all the terms and provisions of the Plan.

10.           Binding Effect.  Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon the Participant and the Participant’s successors in interest and the Company and any successors of the Company.

           IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement as of the date first set forth above.

ORCHID ISLAND CAPITAL, INC.                                                                                                [NAME OF PARTICIPANT]

By:__________________________                                                                                                ______________________________

Title:________________________